                                                                 EXHIBIT 10.9


                        ASSIGNMENT AND TRANSFER AGREEMENT

         THIS AGREEMENT is entered into as of September 25, 1998 ("Effective Date") by and between AROME Publishing U.S. Inc., a California corporation ("Assignor"), and GourmetMarket.com, a California corporation ("Assignee").

                                   WITNESSETH

         WHEREAS, Assignor desires to assign, transfer and sell to Assignee all of Assignor's right, title, and interest in certain assets and other intellectual property rights of Assignor, and the Assignee desires to accept such sale and assignment.

         NOW THEREFORE, in consideration for good and valuable consideration, the receipt of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    Section I

                                   DEFINITIONS

         The following capitalized terms shall have the following meaning in this Agreement:

          1.1 Copyright Interests means the interests Assignor may own, or have the right to sublicense hereunder, in copyrights in the United States in and to the Wine Program, and any renewal or extension thereof, together with all other copyright interests accruing by reason of international copyright conventions and any moral rights pertaining thereto, including the right to sue for, settle, or release any past, present, or future infringement thereof.

          1.2 Derivative Work means a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes of this Agreement, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

         1.3 Other Interests means the interests, other than the Copyright Interests and the Trademark Interests, that Assignor may own or have the right to sublicense hereunder in (1) any idea, design, concept, technique, invention, discovery, or improvement, whether or not patentable, but including patents, patent applications, trade secrets, and know-how, that are embodied in or evidenced by the Wine Program, and (2) pictorial, graphic, or audio/visual works, including icons, screens, characters, data formats, and reports or compilations and data bases evidenced by the Wine Program.

          1.4 Wine Program means the all the general information, contract, licenses, and content owned by Assignor, and all intellectual property rights and Derivative Works thereto, set forth on Exhibit A attached hereto.

          1.5 Trademark Interests means the interests Assignor may own, or have the right to sublicense hereunder, in the United States and foreign registered and commonlaw trademarks and service marks set forth in Exhibit A, together with all other trademark or service mark interests accruing by reason of international trademark conventions, accompanied by the goodwill of all business connected with the use of and symbolized by such marks including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same.

                                    Section 2

                              CONVEYANCE OF RIGHTS

          2.1 Copyright Interests. As of the Effective Date, Assignor sells, transfers, grants, conveys, assigns, and relinquishes exclusively to Assignee, in perpetuity (or for the longest period of time otherwise permitted by law), all of Assignor's right, title, and interest in and to the Copyright Interests.

          2.2 Trademark Interests. As of the Effective Date, Assignor sells transfers, grants, conveys, assigns, and relinquishes exclusively to Assignee, in perpetuity (or for the longest period of time otherwise permitted by law), all of Assignor's right, title, and interest in and to the Trademark Interests. Assignor further transfers and assigns the right to file for and obtain registrations of the Trademark Interests anywhere in the world with the right to base priority on Assignor's first date of use or on any application and/or registration being assigned herein. Assignor covenants not to use or display the Trademark Interests, or any mark confusingly similar thereto, anywhere in the world except by authorization of Assignee, and further covenants not to contest or challenge the validity of the Trademark Interests, any applicable registrations thereof or the ownership of the Trademark Interests by Assignee.

          2.3 All Other Interests. As of the Effective Date, to the extent not otherwise granted above, Assignor hereby sells, transfers, grants, conveys, assigns, and relinquishes exclusively to the Assignee all of Assignor's right, title, interest, and benefit (including to make, use, or sell under patent law; to copy, adapt, distribute, display, and perform under copyright law; and to use and disclose under trade secret law) of Assignor in and to all United States and foreign patents and patent applications, patent license rights, patentable inventions, trade secrets, trademarks, service marks, trade names (including, in the case of trademarks, service marks and trade names, all goodwill appertaining thereto), copyrights, technology licenses, know-how, confidential information, shop rights, and all other intellectual property rights owned or claimed by Assignor embodied in the Wine Program.

                                    Section 3

                             DELIVERY AND ASSISTANCE

          3.1 Wine Program. On or before September 25, 1998, Assignor shall deliver to Assignee, at Assignee's office in San Francisco, California, or at Assignee's discretion, to Gideon Shalom-Bendor, as director of Assignee in Israel, complete copies, of the Wine Program, including all content, information, contract assignments, wine reviews, articles, and all other materials necessary to operate and maintain the Wine Program.

         3.2 Reference Materials for Trademark Interests. To effect the transfer of ownership of the Trademark Interests to Assignee, including the goodwill of all business connected with the use of and symbolized by the Trademark Interests, Assignor shall

         1. Provide Assignee with information and documentation regarding the standards and specifications applicable to the Wine Program;

         2. Assist Assignee, at its request, in adopting such standards and specifications; and

         3. Furnish Assignee with the files evidencing all proceedings involving the Trademark Interests and consent to Assignee's communication with Assignor's counsel familiar with such proceedings.

         3.3 Further Assurances. Assignor agrees at Assignee's reasonable request to execute and deliver such further conveyance agreements, and to take such further action, as may be necessary or desirable to evidence more fully the transactions described in this Agreement. Without limiting the generality of such undertaking, Assignor agrees

         1. To execute, acknowledge and deliver any affidavits or documents of assignment and conveyance regarding the Copyright Interests and the Trademark Interests;

         2. To provide testimony and other evidence in connection with any proceeding affecting the right, title, or interest of Assignee in the Copyright Interests and the Trademark Interests; and

         3. To perform any other acts deemed necessary to carry out the intent of this Agreement.

                                    Section 4

                                PRICE AND PAYMENT

         4.1 Transfer of Common Stock. In consideration for the transfer of all right title and interest in the Wine Program as contemplated hereunder, Assignee shall issue to Assignor Sixty Three Thousand Five Hundred (63,500) shares of Common Stock of Assignee pursuant to the terms of a Restricted Stock Purchase Agreement.

                                    Section 5

                   REPRESENTATION AND WARRANTIES; LIMITATIONS

         5.1 Representations and Warranties. Assignor represents and warrants that (1) Assignor is the sole and exclusive owner of the entire right, title, and interest in and to the Wine Program, Copyright Interests, the Trademark Interests, and the Other Interests, free and clear of any liens or claims; (2) to the knowledge of Assignor, the Wine Program, Copyright Interests, the

Trademark Interests, and the Other Interests, as heretofore exercised in connection with Assignor's business, do not infringe the rights of any other person or entity; (3) to the knowledge of Assignor, no claim of any such infringement or violation has been threatened or asserted, and no such claim is pending against Assignor with respect to the Wine Program, Copyright Interests, the Trademark Interests, and the Other Interests; (4) Assignor has not entered into any agreement, license, release, or order that restricts the right of Assignor or Assignee to exploit the Wine Program, Copyright Interests, the Trademark Interests, and the Other Interests in any way; and (5) the execution, delivery, and performance of this Agreement by Assignor do not and will not violate any security agreement, indenture, order, or other instrument to which Assignor is a party or by which it or any of its assets is bound.

          5.2 Disclaimer. EXCEPT AS PROVIDED IN THIS AGREEMENT, ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR
 MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          6.3 Indemnification. Assignor agrees to indemnify and hold harmless Assignee, its successors and assigns, including any officer, director, employee, agent, contractor, licensee, or customer, from and against any loss, liability, claim, or damage (including court costs and reasonable attorney fees) sustained by it or them as a result of a claim or allegation that the Wine Program, Copyright Interests, the Trademark Interests, and the Other Interests, and any intellectual property right thereto, infringe any patent, copyright, trade secret, trademark, or other intellectual property right of any third party.

                                    Section 6

                                     GENERAL

          6.1 Successors and Assigns. This agreement shall inure to the benefit of and be binding on the parties hereto, together with their respective legal representatives, successors, and assigns.

          6.2 Governing Laws. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AS THEY PERTAIN TO AGREEMENTS EXECUTED IN, AND FULLY PERFORMED WITHIN, THE STATE OF CALIFORNIA.

           6.3 Headings. The headings of the Sections hereof are for convenience of reference only and shall not modify, define, or limit any of the terms or provisions hereof.

                   IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.




                                       AROME Publishing U.S. Inc.
                                       a California corporation





                                       By /s/
                                         ---------------------------



                                       Title    President
                                            ------------------------












                                       GourmetMarket.com
                                       a California corporation





                                       By /s/
                                          -------------------------



                                       Title     President
                                             ----------------------

                                    EXHIBIT A

                                  Wine Program


  The Wine Program includes the following:

  1.    The wine store on the internet

  2.    The wine club

  3.    Contract between Anthony Dais Blue and Assignor

  4.    Content

                                  AMENDMENT TO
                        ASSIGNMENT AND TRANSFER AGREEMENT

         THIS AMENDMENT to that certain Assignment and Transfer Agreement (the "Assignment Agreement") dated September 25, 1998 by and between AROME Ltd., a corporation formed under the laws of Israel ("Assignor"), and GourmetMarket.com, a California corporation ("Assignee") is entered into as of December 1, 1998.

                                   WITNESSETH

         WHEREAS, the Assignment Agreement provided for the issuance of certain shares of Common Stock to Assignor in exchange for the Properties transferred to Assignee under the Assignment Agreement, and Assignor and Assignee now wish to amend the Assignment Agreement to provide for the exact number of shares of Common Stock which shall be issued by Assignee to Assignor under the Assignment Agreement.

         NOW THEREFORE, in consideration for good and valuable consideration, the receipt of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Amendment to Section 4.1. Section 4.1 of the Assignment Agreement is hereby amended in its entirety as follows:

         4.1 Purchase Price. The aggregate purchase price for the Properties (the "Purchase Price") shall be Three Hundred Thousand Dollars (US$300,000.00). In addition to the payment of the Purchase Price, Assignee shall issue to Assignor 60,000 shares of Common Stock of Assignee as of December 1, 1998.

         IN WITNESS WHEREOF the parties have executed this Amendment as of December 1, 1998.




                              AROME Ltd.
                              a Company formed under the laws of Israel



                              By /s/
                                -----------------------------------------



                              Title            President
                                   --------------------------------------





                              GourmetMarket.com
                              a California corporation



                              By /s/
                                -----------------------------------------


                              Title            President
                                    -------------------------------------